--------------------------------------------------------------------------------
             Chase Manhattan Bank Revolving Home Equity Loan 1995-1
                         Statement to Certificateholders
                                January 15, 2002
--------------------------------------------------------------------------------

                                             DISTRIBUTION IN DOLLARS
            ORIGINAL         BEGINNING                                                                       ENDING
              FACE           PRINCIPAL                                               REALIZED DEFERRED      PRINCIPAL
 CLASS       VALUE            BALANCE        PRINCIPAL      INTEREST       TOTAL      LOSSES  INTEREST       BALANCE
   A1    357,735,172.00    28,528,563.33   3,637,809.54    49,079.64   3,686,889.18    0.00     0.00      24,890,753.79
   A2     40,000,000.00     3,189,908.68     406,760.06     5,190.69     411,950.75    0.00     0.00       2,783,148.62
    R              0.00             0.00           0.00   128,224.76     128,224.76    0.00     0.00               0.00
 TOTALS  397,735,172.00    31,718,472.01   4,044,569.60   182,495.09   4,227,064.69    0.00     0.00      27,673,902.41

   SI      8,117,044.50    73,533,872.71           0.00   399,716.44     399,716.44    0.00     0.00      74,884,403.77

             FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                              PASS-THROUGH RATES
                                                                                                                   CURRENT
                BEGINNING                                                           ENDING                        PASS-THRU
   CLASS        PRINCIPAL         PRINCIPAL        INTEREST        TOTAL          PRINCIPAL             CLASS        RATE
     A1        79.74771720      10.16900161       0.13719546    10.30619707      69.57871559             A1      2.135630%
     A2        79.74771700      10.16900150       0.12976725    10.29876875      69.57871550             A2      2.020000%
   TOTALS      79.74771718      10.16900160       0.45883568    10.62783728      69.57871558

     SI     9,059.19299937       0.00000000      49.24408632    49.24408632   9,225.57511789             SI      0.000000%

IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT, PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW:

                                Mark M. Volosov
                JPMorgan Chase Bank - Structured Finance Services
                             450 West 33rd, 14th Fl
                            New York, New York 10001
                   Tel: (212) 946-7172 / Fax: (212) 946-8302
                          Email: mark.volosov@chase.com


[LOGO]             Copyright(C)2001 J.P. Morgan Chase & Co. All rights reserved.

             Chase Manhattan Bank Revolving Home Equity Loan 1995-1
                                January 15, 2002

Sec. 4.01(i)        Principal Collections recieved during the Collection Period        4,127,101.05
                    Interest Collections recieved during the Collection Period           628,328.81
                    Additional Draw Amount                                                82,542.02
Sec. 4.01(iii)      Floating Allocation Percentage                                      31.522703 %
                    Fixed Allocation Percentage                                         98.000000 %
Sec. 4.01(iv)       Investor Certificate Interest Collections                            184,004.67
Sec. 4.01(v)        Investor Certificate Principal Collections                         4,044,559.03
Sec. 4.01(vi)       Seller Interest Collections                                          399,716.44
                    Seller Principal Collections                                          82,542.02
Sec. 4.01(xi)       Accelerated Principal Distribution Amount                                 10.57
                    Accelerated Principal Distribution Amount Actually Distributed            10.57
Sec. 4.01(xiii)     Amount Required to be Paid by Seller                                       0.00
                    Amount Required to be Paid by Servicer                                     0.00
Sec. 4.01(xiv)      Servicing Fee                                                         44,607.70
                    Accrued and Unpaid Servicing Fees                                          0.00
Sec. 4.01(xv)       Liquidation Loss Amounts (Net of Charge Off Amounts)                       0.00
                    Charge Off Amounts                                                         0.00
                    Charge Off Amounts allocable to Investor Certificateholders                0.00
                    Cumulative Loss Amounts                                            1,095,356.19
Sec. 4.01(xvi)      Pool Balance as of end of preceding Collection Period            107,058,468.15
                    Pool Balance as of end of second preceding Collection Period     109,884,508.31
Sec. 4.01(xvii)     Invested Amount                                                   29,703,152.84
Sec. 4.01(xxi)      Has a Rapid Amortization Event Ocurred?                                     YES
Sec. 4.01(xxii)     Has an Event of Default Ocurred?                                             NO
Sec. 4.01(xxiii)    Amount Distributed to Credit Enhancer per 5.01(a)(1)                   1,499.00
                    Amount Distributed to Credit Enhancer per 5.01(a)(6)                       0.00
                    Unreimbursed Amounts Due to Credit Enhancer                                0.00
Sec. 4.01(xxiv)     Guaranteed Principal Distribution Amount                                   0.00
Sec. 4.01(xxv)      Credit Enhancement Draw Amount                                             0.00
Sec. 4.01(xxvi)     Amount Distributed to Seller per 5.01(a)(10)                         128,224.76
Sec. 4.01(xxvii)    Maximum Rate                                                           5.8061 %
                    Weighted Average Net Loan Rate                                         5.8061 %



[LOGO]             Copyright(C)2001 J.P. Morgan Chase & Co. All rights reserved.

                  Chase Manhattan Bank Revolving Home Equity Loan 1995-1
                                January 15, 2002

Sec. 4.01(xxviii) Minimum Seller Interest                                                    2,087,288.80
Sec. 4.01(xxix)   Required Servicer Advance                                                          0.00
                  Unreimbursed Required Servicer Advance                                             0.00
                  Required Servicer Advance Reimbursement                                            0.00
Sec. 4.01(xxx)    Spread Account Requirement                                                         0.00
                  Amount on deposit in the Spread Account (after the Spread                          0.00
                  Withdrawal)
                  Spread Account Deposit                                                             0.00
                  Spread Account Withdrawal (including Spread Account Deposits)                      0.00

                                  Delinquencies

                                     Group 1
                  Period        Number       Principal Balance       Percentage
                  ------        ------       -----------------       ----------
                  0-30 days        0                    0.00           0.00 %
                  31-60 days      42            1,346,838.95           1.29 %
                  61-90 days       7              284,302.63           0.27 %
                  91-120 days      3              431,167.85           0.41 %
                  121+ days       10              241,046.65           0.23 %
                  Total           62            2,303,356.08           2.20 %

                              Loans in Foreclosure

                                      Group 1

         Number              Principal Balance            Percentage
         ------              -----------------            ----------
         0                             0.00                    0.00%

                                  Loans in REO

                                      Group 1

         Number              Principal Balance            Percentage
         ------              -----------------            ----------
         0                             0.00                    0.00%


[LOGO]             Copyright(C)2001 J.P. Morgan Chase & Co. All rights reserved.